Confidential


                          PRIVATE PLACEMENT MEMORANDUM










                           ECOTYRE TECHNOLOGIES, INC.

                         500,000 Shares of Common Stock
                           in Units of 50,000 Shares,
                           15,000 Class A Warrants and
                             15,000 Class B Warrants















                               September 25, 1997
                                                        Copy No. _______

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

  Best Efforts Offering - Up to 500,000 Shares of Common Stock, par value $.001 per share at $1.50 per share, 150,000 Class A Warrants and 150,000 Class B Warrants, in Units of 50,000 Shares, 15,000 Class A Warrants and 15,000 Class B Warrants

                        OFFERING PRICE: $75,000 PER UNIT

                        The Company Reserves the Right to
                         Accept or Reject Subscriptions

      These Securities Involve a High Degree of Risk (See "Risk Factors")
                                 ---------------

   The Company is offering hereunder the sale of 10 Units, each Unit consisting of 50,000 Shares of Common Stock, 15,000 Class A Warrants and 15,000 Class B Warrants (the "Units"). Each Class A Warrant and Class B Warrant shall be exercisable upon issuance and entitle the holder to purchase one share of Common Stock at $4.00 per share and $3.00 per share, respectively, until the close of business on September 24, 1998. See "Description of Securities."The Company's Common Stock is traded on the NASDAQ SmallCap market (symbol: ETTI). On September 24, 1997, the closing price of the Company's Common Stock on NASDAQ was $2.875 per share.

                           Price to        Sales           Proceeds to
                          Investors   Commissions (1)(2)   Company (3)
                          ---------   -----------------    ----------
Per Unit                    $75,000        $6,000            $69,000
Maximum Offering           $750,000       $60,000           $690,000

--------------

(1) The Shares are being offered by the Company on "best efforts, no minimum, maximum 10 Units basis." All proceeds of the offering will be utilized by the Company as it is received. The subscription price is payable upon submission to the Company of a fully completed and executed Subscription Agreement and Qualified Purchaser Questionnaire. This offering will terminate forty-five (45) days from the date of this Private Placement Memorandum, unless extended by the Company for an additional period of time not exceeding thirty (30) days, or such earlier date as may be determined by the Company. See "Private Placement."
(2) Registered broker-dealers may receive a commission of 8% of the aggregate gross sales price of the Units sold by them.
(3) Before deducting expenses payable by the Company in connection with this offering estimated at $15,000.

                          ---------------------------
THE SECURITIES BEING OFFERED HEREBY HAVE NOT BEEN REGISTERED OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                           ---------------------------

                               September 25, 1997

                                  INTRODUCTION

     This Confidential Private Placement Memorandum has been prepared by EcoTyre Technologies, Inc., a Delaware corporation (the "Company"), and will be delivered to a limited number of potential investors who may be interested in purchasing from the Company Common Stock at $1.50 per share and accompanying Warrants. By accepting this Private Placement Memorandum, each recipient agrees that it will keep the information contained herein confidential and will not copy, reproduce or distribute any of it to others without the prior written consent of the Company. This Private Placement Memorandum is being delivered by the Company to prospective investors for use in connection with their consideration of the purchase of the Units with the understanding that all prospective investors will conduct their own independent investigation of those matters which they deem appropriate in order to evaluate the merits and risks of purchasing the Units.

     Except where otherwise indicated, this Private Placement Memorandum speaks as of the date hereof. Neither the delivery of this Private Placement Memorandum nor any sale of Units shall, under any circumstances, create any implication that the information contained herein is correct or complete as of any time subsequent to the date hereof.

     The Units are being offered when, as and if issued, subject to prior sale or withdrawal, cancellation or modification of the offer without notice, subject to the rights of the Company to reject any subscription for the Units in whole or in part, for any reason, and subject to the approval of certain legal matters by counsel and certain other conditions. The Units offered hereby may not be sold without delivery of this Private Placement Memorandum.

     The Units offered hereby are offered for a period not exceeding  forty-five
(45) days, subject to extension by the Company.

     The Units subject hereto have not been registered with or approved by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States, except pursuant to an exemption from the registration requirements of the Securities Act. The Units subject hereto also have not been registered with or approved by any securities regulatory authority of any state or other jurisdiction, nor has the SEC or any such authority passed upon the adequacy or accuracy of this Private Placement Memorandum. Any representation to the contrary is unlawful. This Private Placement Memorandum does not constitute an offer or solicitation in any state or other jurisdiction in which such offer to sell or solicitation is not authorized. Each purchaser of the Units described in this Private Placement Memorandum must acquire the Units for its own account for investment purposes and may have to bear the full economic risk of its investment. Each such purchaser must complete and deliver to the Company a Qualified Purchaser's Questionnaire in the form attached as Exhibit B to this Private Placement Memorandum.

     The Subscription Agreement to be executed and delivered by purchasers of the Units will contain restrictions applicable to subsequent dispositions thereof designed to require compliance with the Securities Act. The form of this Subscription Agreement is attached as Exhibit A to this Private Placement Memorandum. The certificates representing shares of Common Stock and Warrants will bear a legend to the effect that such securities have not been registered under the Securities Act and that the transfer thereof is restricted.

     The statements in this Private Placement Memorandum do not constitute legal or tax advice and recipients should consult their own legal and tax advisers regarding any such matters.

     The Company reserves the right to request the return of this Private Placement Memorandum at any time and each recipient agrees, by accepting this Private Placement Memorandum, to promptly return it as well as all other material received in the course of evaluating this financing.

     Inquiries relating to the Company should be directed confidentially to Mr. Vito Alongi at EcoTyre Technologies, Inc., 895 Waverly Avenue, Holtsville, New York 11742, Telephone No.:
(516) 289-4545;  Fax No.:  (516) 289-4722.

                               WHO SHOULD INVEST

     An investment in the Units offered hereby involves a high degree of financial risk and is therefore suitable only for persons who have substantial income or net worth and are capable of evaluating the merits and risks of investing in the Units. Only prospective investors who are also able to bear indefinitely the economic risk of their investment and who otherwise satisfy the suitability standards described herein will be permitted to purchase any of the Units offered hereby.

     This offering of Units has not been registered or qualified with, nor has the adequacy or accuracy of this Memorandum been reviewed or passed upon by, the Securities and Exchange Commission or by any state securities administrator. The offering is being made in reliance on certain exemptions from such registration and qualification requirements. The availability of these exemptions is dependent upon, among other things, the investment intent and qualifications of each prospective investor. The Units will only be sold to "accredited investors," as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). An "accredited investor" includes any person or entity who the Company reasonably believes comes within any one of the following categories:

     (i)  An individual having a net worth with spouse  (including  automobiles,
          principal   residence  and  furnishings)  at  the  time  of  purchase, individually or jointly, in excess of $1,000,000; or

     (ii) An individual whose individual income was in excess of $200,000 in each of the two most recent years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his individual or joint income with such investor's spouse to reach such level(s) in the current year; or

     (iii)A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code (tax exempt organization), not formed for the specific purpose of acquiring the Common Stock, having total assets in excess of $5,000,000; or

     (iv) A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act; or

     (v)  An insurance  company (as defined in Section  2(13) of the  Securities
          Act); or

     (vi) An investment company registered under the Investment Company Act of 1940; or

     (vii)A business development company (as defined in Section 2(a)(48) of the Investment Company Act of 1940) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940); or

     (viii) A Small Business Investment Company licensed by the U. S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958; or

     (ix) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; as amended; or

     (x) A plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, which plan has total assets in excess of $5,000,000; or

     (xi) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a "Plan Fiduciary," as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser; or

     (xii)An employee benefit plan within the meaning of ERISA having total assets in excess of $5,000,000; or

     (xiii) A self-directed employee benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D; or

     (xiv)A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring Units, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the units); or

     Investors will be required to represent in writing that they meet the requirements outlined above by completing and returning to the Company the Subscription Agreement attached as an Exhibit hereto and the Purchaser Questionnaire attached as an Exhibit hereto. In addition, each investor will be required to represent that he or it is acquiring the Units for investment purposes only, with no intention of reselling or further distribution, and that the Units will not be transferred or otherwise resold except in compliance with the Securities Act, and any applicable state acts. The Company reserves the right to modify or extend the suitability requirements for potential investors in order for the offering to comply with the requirements of all applicable state laws and regulations.

     Due to the risks inherent in an investment in the Units offered hereby, and in order to comply with the provisions of the exemption from the registration and qualification requirements of the Securities Act and applicable state securities laws, the Company has determined that the Units will be offered and sold only to prospective investors who, prior to purchase: (a) represent that they are acquiring the Units for their own account, for investment purposes only and not with a view to or in connection with a further resale or distribution;
(b) represent that they are aware that the Units have not been registered or qualified under the Securities Act and applicable state securities laws and therefore cannot be resold unless they are registered and qualified under the Securities Act and applicable state securities laws or an exemption therefrom is available; (c) have such knowledge and experience in business and financial matters that they are capable of evaluating the merits and risks of, and protecting their interests in connection with, this investment; and (d) represent that they are able to bear the economic risk of a complete loss of their investment.

     The suitability standards referred to above represent minimum suitability requirements for prospective investors. Accordingly, the satisfaction of such standards by a prospective investor does not necessarily mean that the Units is a suitable investment for him or her or that his or her subscription for Units will be accepted.

     The Company may reject the subscription of any prospective purchaser who does not represent that he meets such standards. In addition, the Company, at its sole discretion, or to the extent required by the laws of any applicable state, may require that transferees comply with these standards as a condition to substitute as a shareholder in the Company. In the event any Unit is purchased by a person or entity in fiduciary capacity for any other person (or for an entity in which each such person is deemed to be a "purchaser" of the Units), the suitability standards set forth above will be applicable to such other person.

     If any information furnished or representations made by a prospective investor or others acting on their behalf mislead the Company as to the financial or other circumstances of such investor or, if, because of any error or misunderstanding as to such circumstances, a copy of this Memorandum is delivered to a prospective investor who does not meet the suitability standards set forth above, the delivery of this Memorandum to the prospective investor will not be deemed to be an offer, and this Memorandum must be returned to the Company immediately.

                                HOW TO SUBSCRIBE

     If, after carefully reviewing the information contained in this Private Placement Memorandum and such other information as an investor may deem relevant, an investor decides to invest in the Company, the investor should complete and deliver to the Company copies of each of (1) the Subscription Agreement, duly executed in the form attached hereto as Exhibit A, (2) a payment equal to the amount of Units subscribed for, by check payable to "EcoTyre Technologies, Inc." and (3) the Qualified Purchaser's Questionnaire, duly filled in and executed in the form attached hereto as Exhibit B.

     The Subscription Agreement, the check and the Qualified Purchaser's Questionnaire should be sent to:

                    EcoTyre Technologies, Inc.
                    895 Waverly Avenue
                    Holtsville, New York    11742
                    Attn: Mr. Vito Alongi

     An  investor's  execution  and  delivery  of  the  Subscription   Agreement
constitutes a binding offer to subscribe for the Units and such subscription may not be withdrawn, except as specifically provided below.

     Upon acceptance of the subscription by the Company (which the Company may reject or accept, in whole or in part, in its sole discretion, within thirty
(30) days after receipt of such subscription), the Company will notify the investor of such acceptance and of the date designated by the Company for the closing of the offering.

THE PURCHASE OF THE UNITS WILL ENTAIL A HIGH DEGREE OF RISK. NO PERSON SHOULD INVEST IN THE SECURITIES WHO IS NOT IN A POSITION TO LOSE, AND CANNOT AFFORD THE LOSS OF, HIS OR HER ENTIRE INVESTMENT. SEE 'RISK FACTORS." INVESTORS WILL BE REQUIRED TO MAKE REPRESENTATIONS WITH RESPECT TO THEIR NET WORTH AND INCOME AND TO REPRESENT, AMONG OTHER THINGS, THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF LOSS OF THEIR INVESTMENT AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING, INCLUDING THE SUBSTANTIAL RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES OFFERED HEREBY.

                            -------------------------

THIS MEMORANDUM IS SUBMITTED IN CONNECTION WITH THE OFFERING OF THE UNITS AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSES. ANY ACTION CONTRARY TO THESE RESTRICTIONS MAY INVOLVE A VIOLATION OF CERTAIN STATES' BLUE SKY LAWS.

                            -------------------------

MANAGEMENT HAS AGREED TO MAKE AVAILABLE, PRIOR TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN, TO EACH OFFEREE OF UNITS OR HIS REPRESENTATIVE(S) OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, MANAGEMENT OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT MANAGEMENT POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

                            -------------------------


THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OF SECURITIES TO ANYONE OTHER THAN THE PERSON(S) WHOSE NAME(S) APPEAR(S) ON THE COVER. NO ONE, OTHER THAN SUCH PERSON(S), RECEIVING A COPY OF THIS MEMORANDUM MAY TREAT THE SAME AS CONSTITUTING AN OFFER TO PURCHASE AND NO SUBSCRIPTION AGREEMENT WILL BE ACCEPTED OTHER THAN FROM SUCH PERSON(S).

                            -------------------------

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE COMPANY, ITS AFFILIATES, DIRECTORS, OFFICERS AND EMPLOYEES OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN PERSONAL COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX , ECONOMIC, AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND ITS SUITABILITY FOR HIM OR HER.


                            -------------------------

NEITHER THE DISTRIBUTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, NOR THE DIVULGENCE OF ANY OF ITS CONTENTS, IS PERMITTED UNLESS AUTHORIZED BY MANAGEMENT. NO OFFERING LITERATURE OR ADVERTISING, IN WHATEVER FORM, SHALL BE EMPLOYED IN THE OFFERING OF THESE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR AUTHORIZED BY MANAGEMENT. NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THESE UNITS EXCEPT THE INFORMATION CONTAINED HEREIN.

                            -------------------------

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY STATE OR IN ANY OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

                            -------------------------

REFERENCE SHOULD BE MADE TO THE SUPPORTING DOCUMENTS AND OTHER INFORMATION FURNISHED HEREWITH FOR THE COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. CERTAIN PROVISIONS OF SUCH AGREEMENTS ARE SUMMARIZED IN THIS MEMORANDUM, BUT IT SHOULD NOT BE ASSUMED THAT THE SUMMARIES ARE COMPLETE.

                            -------------------------

THE SALE OF THE UNITS IS SUBJECT TO THE PROVISIONS OF A `SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") CONTAINING CERTAIN REPRESENTATIONS, WARRANTIES, TERMS AND CONDITIONS. ANY INVESTMENT IN THE UNITS SHOULD BE MADE ONLY AFTER A COMPLETE AND THOROUGH REVIEW OF THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT AND THE OTHER SUBSCRIPTION DOCUMENTS.

                            -------------------------

                          NOTICE TO FLORIDA RESIDENTS:

     A SALE IS VOIDABLE BY THE PURCHASER IN SUCH STATE WITHIN 3 DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

                        NOTICE TO PENNSYLVANIA RESIDENTS:

     THE  SECURITIES  REPRESENTED  BY THIS  MEMORANDUM  WILL  HAVE  BEEN  ISSUED
PURSUANT  TO A  CLAIM  OF  EXEMPTION  FROM  THE  REGISTRATION  OR  QUALIFICATION
PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXCEPTIONS THEREFROM.

     PURSUANT TO SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, AS AMENDED, EACH PENNSYLVANIA RESIDENT WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION UNDER SECTION 203(d) OF THE 1972 ACT, DIRECTLY FROM AN ISSUER OR AN AFFILIATE OF AN ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THE TEXT OF THIS MEMORANDUM INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THIS REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE, TO THE COMPANY AT THE NUMBER LISTED IN THE TEXT OF THIS MEMORANDUM), A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED. EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY MUST AGREE NOT TO SELL SUCH SECURITIES FOR A PERIOD OF TWELVE (12) MONTHS AFTER THE DATE OF PURCHASE.

                       NOTICE TO NORTH CAROLINA RESIDENTS:

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO THE RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                           EcoTyre Technologies, Inc.

                          Private Placement Memorandum


                                Table of Contents
                                -----------------



Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1
     The Company . . . . . . . . . . . . . . . . . . . . . . . .             1
     The Offering. . . . . . . . . . . . . . . . . . . . . . . .             2
     Summary Financial Information . . . . . . . . . . . . . . .             4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . .             5
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . .             8
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .             8
Incorporation of Certain Documents by Reference. . . . . . . . .             9
Description of Securities. . . . . . . . . . . . . . . . . . . .             9
     Capital Stock . . . . . . . . . . . . . . . . . . . . . . .             9
     Warrants. . . . . . . . . . . . . . . . . . . . . . . . . .            11
     Certain Provisions of the Certificate of
       Incorporation . . . . . . . . . . . . . . . . . . . . . .            12
     Transfer Restrictions . . . . . . . . . . . . . . . . . . .            13
Private Placement. . . . . . . . . . . . . . . . . . . . . . . .            14
     Determination of Offering Price . . . . . . . . . . . . . .            14
Financial Statements . . . . . . . . . . . . . . . . . . . . . .            14


Exhibits
--------
     Exhibit A - Subscription Agreement
     Exhibit B - Qualified Purchaser Questionnaire
     Exhibit C - Form of Warrant Agreement
     Exhibit D - Report on Form 10-KSB for the fiscal year ended March 31, 1997. Exhibit E - Report on Form 10-QSB for the three months ended June 30, 1997. Exhibit F - Proxy Statement dated April 24, 1997.

                                     SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and the financial statements appearing elsewhere in, or incorporated by reference to, this Private Placement Memorandum. Unless otherwise indicated herein, references to common stock of the Company give effect to a 7-for-1 reverse stock split effectuated by the Company in May 1997.

The Company

     EcoTyre Technologies Inc., (the "Company") has marketed since 1993 remolded automobile tires manufactured by third parties for sale in the United States replacement automobile passenger tire market. The Company believes based on published industry reports that in 1994, over $7 billion of replacement automobile passenger tires were sold in the United States. During 1995, the Company curtailed distribution operations, concentrating its efforts on commencing manufacturing operations for its own line of remolded tires, which limited manufacturing operations commenced in December 1995. The remolded tires manufactured by the Company are created by remanufacturing a previously used high-quality passenger automobile tire casing of a name brand manufacturer. Through a process comparable to manufacturing a new tire, new rubber is attached to the casing from sidewall to sidewall.

     While remolded passenger automobile tires have for many years been used in the United Kingdom and other parts of Europe, their use in the United States has been primarily for commercial purposes such as in the airline industry. Based upon its experience in distributing remolded passenger automobile tires in the United States, and in order to exercise greater control over costs and product quality, the Company acquired equipment to manufacture its own remolded tires and leased a 65,000 sq. ft. manufacturing facility. The Company also hired executive, management and engineering personnel with significant experience in the automobile passenger automobile tire industry, including the manufacture of remolded passenger automobile tires.

     The Company was incorporated under the laws of the State of Delaware on May 20, 1994 as a successor to a predecessor New York corporation formed in April 1993 from which it acquired the assets used in connection with its business in June 1994. The Company's executive offices, manufacturing facility and warehouse are located at 895 Waverly Avenue, Holtsville, New York 11742, and its telephone number is (516) 289-4545.

The Offering

Securities            Offered:  The  Company  is  offering  hereby up to 500,000 shares of Common Stock in Units, each Unit consisting of 50,000 shares of Common Stock, 15,000 Class A Warrants and
                      15,000 Class B Warrants. The minimum subscription is for one Unit, although the Company reserves the right to accept subscriptions for less than one Unit.

Common Stock:         The shares of Common Stock issuable in this placement and
                      the shares of Common Stock underlying the Warrants will have certain demand registration rights.

                      In the event the shares of Common Stock issuable in this placement are not registered within forty-five days after demand, the Company shall be required to issue to the subscribers hereof additional Common Stock of the Company in an amount equal to 5% of Common Stock issued hereunder for each month thereafter that the Common Stock remains unregistered.

Use of Proceeds: Proceeds from this offering will be primarily used for working capital and to continue the development and expansion of the Company's business operations at its Holtsville, New York facility.

Forward-Looking Statements

     All statements other than statements of historical fact included in this Memorandum regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as those disclosed under "Risk Factors," including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization and trade difficulties and general economic conditions. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

Summary Financial Information

     The unaudited summary financial information, other than the "as adjusted" data, set forth below is derived from the financial statements appearing elsewhere herein. This information should be read in conjunction with such financial statements, including the notes thereto. Gives effect to 7 for 1 reverse stock split effectuated in May, 1997.

Balance Sheet Data:

                                                        At June 30, 1997
                                                 ------------------------------------
                                                   Actual         As Adjusted(1)(2)(3)
                                                 -----------      -------------------
                                                 (unaudited)          (unaudited)

Working Capital . . . . . .  . . . . . . .        $  512,457          $2,428,687
Total Assets . . . . . . .                         5,248,127           7,164,357
Total Liabilities. . . . . . . . . . . . .         2,976,965           2,976,965
Class A Convertible Preferred Stock                1,325,000             494,756
Class B Convertible  Preferred Stock                 450,000             450,000
Stockholders' Equity . . . . . . . . . . .
  (Deficiency) . . . . . . . . . . . . . .         2,271,162           4,187,392

Statement of Operations Data:

                                                    Three Months Ended June 30
                                                  ------------------------------
                                                     1997                1996
                                                     ----                ----
                                                  (Unaudited)         (Unaudited)
                                                   ---------           ---------
Net Sales . . . . . . . . . . . . . . . .         $1,121,261            $218,802
Net Income (Loss) . . . . . . . . . . . .          $(913,657)          $(967,240)
Income (Loss) Per
  Common Share. . . . . . . . . . . . . .             $(0.92)             $(2.17)

------
(1) Adjusted to reflect receipt of the maximum net proceeds from this placement.
(2) Adjusted to give effect to (1) conversion of convertible preferred stock into 441,985 shares of Common Stock from July 1, 1997 through September 22, 1997, and (ii) issuance of 1,281,698 additional shares of Common Stock from July 1, 1997 through September 22, 1997.
(3) Not adjusted to reflect the issuance of up to an additional 300,000 shares of Common Stock issuable upon exercise of Class A and Class B Warrants.

                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase these securities. Prospective investors, prior to making an investment decision, should carefully consider, along with other matters referred to herein, the following risk factors:

     1. Need for Additional Funds. Management believes that its working capital position at June 30, 1997, its operations, and the full proceeds of this offering will make it possible for the Company to support its internal overhead expenses through at least March, 1998. Since the Company has no existing line of credit, it will be required to secure additional financing for future cash requirements and there is no assurance that the Company will be successful in these efforts. If the Company is unsuccessful in achieving positive cash flow from its operations or generating additional working capital, its business will be materially and adversely affected.

     2. Historical and Anticipated Losses. The Company was incorporated in May, 1994 and, to date, has had limited revenues. For the three months ended June 30, 1997 and the years ended March 31, 1997, 1996 and 1995, the Company sustained net losses of $913,657, $3,599,928, $2,786,383, and $833,925, respectively. The
Company  recognized  $1,121,261  ,  $2,938,565  , $ 314,024  and  $1,281,223  in
revenues for the three months ended June 30, 1997 and the years ended March 31, 1997, 1996, and 1995 respectively. As of June 30, 1997, the Company had total assets of $5,248,127, working capital of $512,457 and stockholders' equity of $2,271,162. The Company is subject to all the general risks inherent in, and the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishing any new business and manufacturing operation. There is no assurance that the Company will operate at a level sufficient to achieve profitability.

     3. Going Concern Opinion. As indicated in the Company's annual report on Form 10-KSB, the Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained losses since inception and requires additional working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     4. Limited Manufacturing History. The Company commenced limited remolded tire manufacturing operations in December, 1995, but no assurance can be given that the Company will be able to successfully manufacture remolded tires of sufficient quality to permit the successful sale thereof, that the Company will be able to manufacture a sufficiently complete line of products to satisfy the demands of its customers or that the Company will be able to produce quantities of remolded tires sufficient to achieve profitability. In this regard, the Company will be purchasing new machinery and equipment in order to manufacture a greater percentage of recreational vehicle and high performance tires which historically sell at greater profit margins. There is no assurance that this machinery and equipment will operate efficiently and manufacture sufficient numbers of such tires to increase the Company's profit margins.

     5. Manufacturing with Used Machinery and Equipment. A majority of the machinery and equipment which the Company is using in its manufacturing operations is approximately nine years old and was used for approximately four years. The equipment sat idle for four years prior to its use by the Company. The Company has no warranty or service contract with respect to such equipment, and bears the sole risk of such equipment failing to operate effectively. Accordingly, no assurance can be given that this equipment will function properly and some amount of repairs, refurbishings and delays already have been experienced. There also can be no assurance that the Company's manufacturing facility will not experience additional delays.

     6. Uncertainty of Market Acceptance; Failure of Prior Tire Remolders. In April, 1993, the Company began distributing remolded automobile passenger tires in the United States manufactured by third parties and believes there will be market acceptance of its own manufactured remolded passenger tires based on its experience as a distributor. Remolded passenger automobile tires historically have not accounted for a significant portion of the United States passenger automobile replacement tire market. Since the Company's remolded tires compete with new replacement tires, there can be no assurance that consumers will be willing to purchase remolded tires notwithstanding the price differential and the Company's belief that its remolded tires will be comparable in quality and appearance to new tires. In this regard, the Company believes that at least three previous businesses which attempted to manufacture, market and sell remolded passenger automobile tires in the United States, including the previous owner of the Company's machinery and equipment, failed to successfully do so and such previous owner has ceased business operations. There is no assurance that a U.S. market for the Company's products will develop and grow. There also is no assurance that the U.S. market will provide sufficient revenue and earnings to satisfy the cash requirements of the Company.

     7. Competition. There are inherent difficulties for any new business seeking to continue limited manufacturing operations and market a new product, particularly in a very competitive market such as that for replacement automobile tires. There are numerous manufacturers and/or distributors of new tires, previously used tires and retreaded tires. The replacement tire market is quite mature, and is serviced by a large number of competitors, several of which dominate the marketplace. The Company anticipates that its primary competition will be from lower-priced, lesser-known associated brands of major manufacturers, and private-label manufacturers of new tires, both imported and domestic, such as Coronet (Armstrong Tire Company), Summit (General Tire Company), Hankock, Hercules (Cooper Tire & Rubber Co.), Ohtsu and others. The Company would also compete with manufacturers and distributors of retreaded tires such as Les SchwabTire Centers. Many of these competitors have been in existence for many years, have extensive marketing budgets, established market shares, wide name recognition and existing franchise, dealer or other distribution networks. They also have greater financial, personnel and administrative resources than the Company and have the capability of value pricing their products to deter or eliminate competition. Assuming the Company does gain significant market share, there is no assurance that other U.S. or foreign tire manufacturers, including those with experience in the foreign remolded tire markets, will not begin manufacturing and marketing remolded tires in direct competition with the Company in the United States. New entrants in this industry could have an adverse impact on the Company's potential revenues and profit margins. While the Company believes that the primary areas of competition in its industry are price, warranty, service, appearance and quality and that its products should compete favorably in these regards, there is no assurance that the Company will be able successfully to compete against established manufacturers or any new entrants into its industry.

     8. Possible Adverse Impact of Unavailability of, or Higher Prices for, Raw Materials. The primary raw materials used by the Company in its manufacturing operations are previously used tire casings and rubber. The Company believes that rubber is readily available from several sources, though the price thereof has fluctuated. The Company also believes that suitable tire casings are readily available from a wide variety of sources, including several distributors of automobile tire casings and directly from tire distribution centers. Given the nature of the market for tire casings, the Company believes that it will be necessary to obtain casings from many sources to meet its anticipated needs. While the Company does not anticipate any difficulties in obtaining sufficient quantities of automobile tire casings and rubber to be used in its operations, no assurance can be given in this regard. In the event that sufficient quantities of raw materials are not available, or if the prices thereof become uneconomical, the Company's business operations and financial condition could be materially adversely affected.

     9. Risks Relating to Environmental and Other Governmental Regulation. As a manufacturer of remolded automobile tires, the Company's products are subject to regulation by the United States Department of Transportation and other government agencies relating to the safety and performance of its products. In addition, as a manufacturer of rubber products with a manufacturing facility located in the ecologically sensitive eastern region of Long Island, the Company may be subject to various environmental regulations imposed by federal, state and local authorities. While the Company believes that its manufacturing operations are not environmentally sensitive, are in compliance with all applicable environmental laws and regulations and that all necessary permits and approvals will be obtained, no assurance can be given that compliance with environmental laws, regulations or other restrictions, including any new laws or regulations, will not impose additional costs on the Company which could adversely affect its financial performance and results of operations.

     10. Importance of and Risks Relating to Intellectual Property Rights. The automobile tire industry is characterized by extensive use of intellectual property protected by patent and trademark laws. The Company utilizes tire tread designs and a manufacturing process which it has not patented and which it believes are lawfully in the public domain. While the Company believes that it does not infringe on the intellectual property rights of any third parties in the conduct of its business, allegations of any such infringement, or disputes or litigations relating thereto, could have a material adverse affect on the Company's financial condition and results of operations.

     11. Risk of Seasonality. While there is a year-round demand for automobile tires, automobile tire sales in the Northeastern United States are generally strongest during the second and third calendar quarters of the year. Seasonality may have an impact on the Company's operations including cash flow, insofar as the Company is required to control inventory levels to reflect projected quarterly sales. However, since the Company anticipates that approximately 50% of its sales will be in the Western United States and other regions where all purpose automobile tires are used year round, it does not believe that seasonality will adversely impact its operations.

                                 DIVIDEND POLICY

     The Company has never declared or paid any cash dividends and currently does not intend to pay cash dividends in the foreseeable future on the shares of Common Stock.

     Management intends to reinvest earnings, if any, in the development and expansion of the Company's business. Cash dividends, if any, that may be paid in the future to holders of shares of Common Stock will be payable when, as and if declared by the Board of Directors of the Company, based upon the Board's assessment of the financial condition of the Company, its earnings, need for funds, capital requirements, and prior claims, of preferred stock to the extent issued and outstanding and other factors, including any applicable laws.



                                 USE OF PROCEEDS

     The net proceeds from this offering are estimated to be approximately $675,000, assuming the sale of 10 Units, and after deducting sales commissions of approximately $60,000, and $15,000 of other expenses. These net proceeds will be used for working capital and to continue the development and expansion of the Company's business operations at its Holtsville, New York facility. Pending such use, the net proceeds will be invested in interest bearing United States Government or other investment grade marketable securities or will be deposited in money market accounts, interest bearing certificates of deposit or bank accounts or other limited-risk short term investments.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents have been filed by the Company with the Securities and Exchange Commission (File No. 0-27240) pursuant to the Securities Exchange Act of 1934, are incorporated by reference to this Prospectus, shall be deemed to be a part hereof and are attached as exhibits hereto:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997
     (2) The Company's Quarterly Report on Form 10-QSB for the three months ended June 30, 1997.
     (3) The Company's Notice of Annual Meeting and Proxy Statement dated April 24, 1997.



                            DESCRIPTION OF SECURITIES

Capital Stock

     The Company's authorized capital stock consists of 30,000,000 shares of Common Stock, $.001 par value per share, 2,000,000 shares of Class A Convertible Preferred Stock, 675,000 shares of Class B Convertible Preferred Stock and 1,325,000 shares of Preferred Stock, $.001 par value per share.

     Common Stock
     ------------
     Holders of the Common Stock do not have subscription, redemption, conversion or preemptive rights. The shares of Common Stock sold by the Company in this offering will be, when issued and paid for, fully paid and non-assessable. Each share of Common Stock is entitled to participate pro rata in distribution upon liquidation, subject to the rights of holders of Preferred Stock, and to one vote on all matters submitted to a vote of stockholders. The holders of Common Stock may receive cash dividends as declared by the Board of Directors out of funds legally available therefor, subject to the rights of any holders of Preferred Stock. Holders of the Common Stock are entitled to elect all directors. The Company's Board consists of three classes each of which serves for a term of three years. At each annual meeting of the stockholders the directors in only one class will be elected. The holders of the Common Stock do not have cumulative voting rights, which means that the holders of more than half of the shares voting for the election of a class of directors can elect all of the directors of such class and in such event the holders of the remaining shares will not be able to elect any of such directors.

Class A Convertible Preferred Stock
-----------------------------------
     Each issued and outstanding share of Class A Convertible Preferred Stock ("Class A Preferred") entitles the holder to receive dividends when, as and if declared by the Board of Directors, at the annual rate of 10%, payable semi-annually in either cash or common stock at the option of the Company. Additionally, these preferred shareholders have the right to receive preferential payments in the event of liquidation, dissolution or winding up of the affairs of the Company. The holders of Class A Preferred have the right to convert all or any part of their shares into Common Stock of the Company. The Conversion Rate shall be (A) the sum of (1) $1.00 plus (2) all accrued and unpaid dividends on a single share of Class A Convertible Preferred Stock divided by (B) the Conversion Price (as hereinafter defined). The "Conversion Price" shall be the lesser of (a) $21.00 per share ("fixed conversion price") or
(b) seventy-five (75%) percent of the Closing Bid Price of one share of the Company's Common Stock for the five trading day period immediately prior to the conversion date. For the purposes hereof, the "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded).

     Each holder of shares of Class A Convertible Preferred Stock is permitted to convert such shares as follows:

         (a) commencing July 15, 1997, for such month and for each calendar month thereafter, each holder of Class A Convertible Preferred Stock shall be entitled to convert up to twenty-five (25%) percent of the shares of Class A Convertible Preferred Stock held by such holder as of July 15, 1997.

         (b) commencing October 15, 1997 all of the shares of Class A Convertible Preferred Stock shall be convertible into Common Stock.

     The number of shares of Common Stock into which each share of Class A Convertible Preferred Stock is convertible also shall be subject to adjustment from time to time under certain situations including reclassification or recapitalization of the Common Stock.

Class B Convertible Preferred Stock
-----------------------------------
     Each issued and outstanding share of Class B Convertible Preferred Stock ("Class B Preferred") entitles the holder to receive dividends when, as and if declared by the Board of Directors, at the annual rate of 10%, payable semi-annually in either cash or common stock at the option of the Company. Additionally, these preferred shareholders have the right to receive preferential payments in the event of liquidation, dissolution or winding up of the affairs of the Company. The holders of Class B Preferred have the right to convert all or any part of their shares into Common Stock of the Company. The conversion rate shall be (A) the sum of (1) $1.00 plus (2) all accrued and unpaid dividends on a single share of Class B Convertible Preferred Stock divided by (B) the Conversion Price (as hereinafter defined). The "Conversion Price" shall be $2.45 per share. Notwithstanding the foregoing, in no event shall the shares of Common Stock issued on conversion have a market value of less than $675,000 in the aggregate.

     The number of shares of Common Stock into which each share of Class B Convertible Preferred Stock is convertible shall also be subject to adjustment from time to time under certain situations including reclassification or recapitalization of the Common Stock.

     Preferred Stock
     ---------------
     The Company's certificate of incorporation, as amended, authorizes the issuance of up to 1,325,000 shares of additional preferred stock, par value $.001 per share.

     The issuance of additional Series A Preferred Stock or Preferred Stock by the Board of Directors could adversely affect the rights of holders of shares of Common Stock by, among other things, establishing preferential dividends, liquidation rights or voting power. The issuance of Series A Preferred Stock or Preferred Stock could be used to discourage or prevent efforts to acquire control of the Company through the acquisition of shares of Common Stock.

Warrants

     The following summary of the provisions of the Class A and Class B Warrants is qualified in its entirety by reference to the form of warrant agreement, a copy of which is filed as an exhibit to this memorandum. Except for the exercise price, the Class A and Class B Warrants are identical in all material respects.

     Each Warrant will entitle the registered holder thereof to purchase one share of Common Stock (subject to certain adjustments) through September 24, 1998, at a price of $4 and $3 for the Class A Warrants and Class B Warrants, respectively. A holder of Warrants may exercise such Warrants by surrendering the certificate evidencing such Warrants to the Company, together with the form of election to purchase on the reverse side of such certificate properly completed and executed and the payment of the exercise price and any transfer tax. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants.

     For a holder to exercise the Warrants, there must current registration statement on file with the United States Securities and Exchange Commission and various state securities commissions. The Company will be required to file post-effective amendments to the registration statement when events require such amendments. While it is the Company's intention to file post-effective amendments when necessary, there is no assurance that the registration statement will be kept effective. If the registration statement is not kept current for any reason, the Warrants will not be exercisable, and holders thereof may be deprived of value. Moreover, if the shares of Common Stock underlying the Warrants are not registered or qualified for sale in the state in which a Warrant holder resides, such holder might not be permitted to exercise the Warrants. If the Company is unable to qualify the Common Stock underlying such Warrants for sale in certain states, holders of the Company's Warrants in those states will have no choice but to either sell such Warrants or allow them to expire.

     The Company has authorized and reserved for issuance a number of underlying shares of Common Stock sufficient to provide for the exercise of the Warrants. When issued, each share of Common Stock will be fully paid and nonassessable.

     Warrant holders will not have any voting or other rights as shareholders of the Company unless and until Warrants are exercised and shares issued pursuant thereto.

     The exercise price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment in the event of a stock dividend, recapitalization, merger, consolidation or certain other events.

Certain Provisions of the Certificate of Incorporation

     The Company's Certificate of Incorporation contains certain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of the Company by another entity or person. In addition to the ability to issue Preferred Stock, these provisions are as follows:

     A vote of 66-2/3% of the stockholders is required by the Certificate of Incorporation in order to approve certain transactions including mergers and sales or transfers of all or substantially all of the assets of the Company.

     The Company's Certificate of Incorporation also provides that the members of the Board of Directors of the Company have been classified into three classes. The term of each class will run for three years and expire at successive annual meetings of stockholders. Accordingly, it is expected that it would take a minimum of two annual meetings of stockholders to change a majority of the Board of Directors.

     The Delaware General Corporation Law further contains certain anti-takeover provisions. Section 203 of the Delaware General Corporation Law provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person who owns 15% or more of the corporation's outstanding voting stock (an "interested stockholder") for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

Transfer Restrictions

     This offering is being made pursuant to an exemption to the registration requirements of Section 5 of the Securities Act. The Securities have not been registered under the Securities Act and may not be offered or sold within the United States, except that the Notes may be offered or sold in reliance on exemption from the registration requirements of the Securities Act.

     Each purchaser of the Securities offered hereby will be deemed to have represented and agreed as follows:

     (1) It is acquiring the Securities for its own account for investment purposes and not with a view to resale.

     (2) It understands that such Securities are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer such Securities, such Securities may be resold, pledged or transferred only (i) to the Company, (ii) pursuant to an exemption from registration under the Securities Act.

     (3) It understands that the Securities offered hereby will bear a legend to the following effect unless otherwise agreed by the Company and the holder thereof:

     THIS SECURITY IS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SHARES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY OR (2) IF, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                                PRIVATE PLACEMENT

     The Securities will not be registered by the Company under the Securities Act of 1933, as amended, and will not be listed on any securities exchange. Securities offered hereby can be purchased only by "accredited investors," as such term is defined under Regulation D promulgated under the Securities Act.

     The Company extends to each prospective investor the opportunity, prior to the consummation of the sale of the securities offered hereby, to ask questions of, and receive answers from, the Company concerning the securities offered hereby, and the terms and conditions of this offering, and to obtain any additional information it may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth herein, to the extent that the Company possesses the same or can acquire it without unreasonable effort or expense and can make such information available without divulging information deemed by the Company, in its absolute discretion, to be proprietary and confidential.

Determination of Offering Prices

     The price of the Common Stock and exercise price of the Warrants have been determined by the Company. Among the factors considered in such determination were the closing price of its Common Stock, an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of the offering and the demand for similar securities of comparable companies. The price of the securities does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

                              FINANCIAL STATEMENTS

     The financial statements of the Company as of June 30, 1997 (unaudited) and March 31, 1997 are set forth in its reports on Forms 10-QSB and 10-KSB are annexed as exhibits to the Private Placement Memorandum.

                                                                       Exhibit A
                             SUBSCRIPTION AGREEMENT


     Subscription  Agreement,  dated  as of  _________,  1997,  between  EcoTyre
Technologies,    Inc.,   a   Delaware    corporation    (the    "Company")   and
________________________________ (the "Purchaser").

     WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue to the Purchaser, Units (the "Units") each Unit consisting of 50,000 shares of common stock, par value $.001 per share (the "Common Stock") of the Company, 15,000 Class A Warrants and 15,000 Class B Warrants (the "Warrants"), collectively (the "Units"), all upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties herein contained, it is hereby agreed as follows:

     1. Subscription Price; Issuance.
        ----------------------------
     In reliance on the representations and warranties contained herein and subject to the terms and conditions hereof, the Purchaser hereby subscribes for
___ Units and concurrently with delivery hereof has paid to the Company an amount equal to $75,000 per Unit or $__________ in the aggregate, in immediately available funds upon the execution and delivery of this Agreement, and the Company will issue upon the closing as contemplated by the Memorandum (as hereinafter defined) to the Purchaser 50,000 Shares with respect to each such Unit and the Warrants.

     2. Representations and Warranties of the Company.
        ---------------------------------------------
     The Company represents and warrants to the Purchaser as follows:

               2.1.  Corporate Status.
                     ----------------
               The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as now conducted.

               2.2.  Authority of Agreement.
                     ----------------------
               The Company has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and this Agreement constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. The Company has reserved from its authorized but unissued shares of Common Stock such number of shares as shall be deliverable to the Purchaser upon the Closing of the Units subscribed for hereby and such number of shares which are reserved for issuance upon exercise of the Warrants.

               2.3.  No Conflicts.
                     ------------
                The execution, delivery and performance of this Agreement and the other instruments and agreements to be executed, delivered and performed by the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, the Certificate of Incorporation or the By-Laws of the Company or any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which the Company or its assets may be bound or subject.

               2.4  Fully Paid and Non-Assessable
                    -----------------------------
               Upon issuance of the Units and payment therefor pursuant to the terms hereof, each share of Common Stock issued at closing shall be validly issued, fully paid and non-assessable.

     3. Representations and Warranties of the Purchaser.
        -----------------------------------------------
     The Purchaser represents and warrants to the Company as follows:

               3.1.  Status.
                     ------
               If the Purchaser is a corporation or other entity, the Purchaser is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to execute, deliver and perform its obligations under this Agreement. If the Purchaser is an individual, the Purchaser has legal capacity to execute, deliver and perform his or her obligations under this Agreement.

               3.2  Authority for Agreements.
                    ------------------------
               The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and this Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

               3.3.  No Conflicts.
                     ------------
               The execution, delivery and performance of this Agreement and the other instruments and agreements to be executed, delivered and performed by the Purchaser pursuant hereto and the consummation of the transactions contemplated hereby and thereby by the Purchaser do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, the Certificate of Incorporation or the By-Laws of the Purchaser (if the Purchaser is a corporation), any other organizational instrument (if the Purchaser is a legal entity other than a corporation) or any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which the Purchaser is a party or by which the Purchaser may be bound.

               3.4.  Investor Representations and Acknowledgments.
                     --------------------------------------------
         (a) The Purchaser is acquiring the Units for the Purchaser's own account for investment only and not as nominee or agent and not with a view to, or for sale in connection with, a distribution of the Units or its components and with no present intention of selling, transferring, granting a participation in or otherwise distributing, the Units or such components, all within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and any applicable state, securities or blue-sky laws.

         (b) The Purchaser is not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Units or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement.

         (c) The Purchaser acknowledges to the Company that:

              (i) The Company has advised the Purchaser that the Units have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof contemplated by this Agreement is exempt from such registration;

              (ii) The Company's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of the Purchaser's representations contained herein;

              (iii) The Units cannot be resold without registration or an exemption under the Securities Act and such state securities laws, and that certificates representing the Common Stock and Warrants will bear a restrictive legend to such effect;

          (iv) The Purchaser has evaluated the merits and risks of purchasing the Units, and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of purchasing the Units, and is able to bear the economic risk of purchasing the Units, including the possibility of a complete loss with respect thereto;

          (v) The Purchaser has had access to such information regarding the business and finances of the Company, including without limitation, the Company's audited and unaudited financial statements included in the disclosure documents delivered by the Company to the Purchaser, and has been provided the opportunity to discuss with the Company's management the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of the Company;

         (vi) All the information which is set forth with respect to the Purchaser in the Qualified Purchaser Questionnaire executed by the Purchaser, all of which are incorporated herein by this reference, and all of the Purchaser's representations and warranties set forth herein are correct and complete as of the date of this Agreement, shall be true and correct as of the closing of the transaction contemplated by this Agreement, shall survive such closing and if there should be any material change in such information prior to the sale to the Purchaser of the Units the Purchaser will immediately furnish such revised or corrected information to the Company; and

         (vii) Additional Representations and Warranties of Accredited Investors. The Purchaser, by initialing the applicable paragraph below (a) through (g) hereby represents and warrants that the Purchaser is an "Accredited Investor", because the Purchaser comes within one or more of the enumerated categories. The Purchaser has reviewed the Investor Suitability Standards attached as Annex A hereto and confirms it is an "Accredited Investor" as indicated below. Place your initials in the space provided in the beginning of each applicable paragraph, thereby representing and warranting as to the applicability to the Purchaser of the initialed paragraph or paragraphs:

         [ ] (a) any individual Purchaser whose net worth, or joint net worth with that person's spouse at the time of his purchase, exceeds $1,000,000 (including any individual participant of a Keogh Plan, IRA or IRA Rollover Purchaser);

         [ ] (b) any individual Purchaser who had an income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of the same income level in the current year (including any individual participant of a Keogh Plan, IRA or IRA Rollover Purchaser);

          [ ] (c) any corporation or partnership not formed for the specific purpose of making an investment in the Units, with total assets in excess of $5,000,000;

          [ ] (d) any trust, which is not formed for the specific purpose of investing in the Common Stock, with total assets in excess of $5,000,000, whose purchase is directed by a sophisticated person, as such term is defined in Rule 506(b) of Regulation D under the Securities Act;

          [ ] (e) any ERISA Plan if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, insurance company, or registered investment adviser, or the Plan has total assets in excess of $5,000,000;

          [ ] (f) any entity in which all of the equity owners are Accredited Investors under paragraphs (a), (b) or (c) above or any other entity meeting required "Accredited Investor" standards under Rule 501 of Regulation D under the Securities Act and applicable State securities law criteria;

          [ ] (g) other (please explain)

     4.  Registration Rights.
         -------------------
              4.1 Demand Registration Rights. The Company hereby covenants and agrees that the Purchaser shall have the right, exercisable after completion of the offering covered by the Memorandum to demand registration of the Common Stock sold thereunder in a registration statement; provided that no such registration statement shall be required to be filed by the Company unless the holder of a majority of the shares of Common Stock sold in such offering makes such demand. In the event of such demand, the Company shall use its reasonable efforts to file such registration statement in a timely manner.

     5.  Company's Obligations for Registrations.
         ---------------------------------------
               5.1 Costs and Expenses. The Company shall pay all costs (excluding expenses of counsel to the Holders and underwriting, dealers or selling commissions, which shall be borne by the Holders), fees and expenses in connection with any registration statement filed pursuant to Section 4 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 4 hereof, the Company shall, in addition to any other equitable or other non-monetary relief available to the Holders, be liable for any or all incidental, special and consequential damages due to loss of profit sustained by the Holders as a result of such failure.

               5.2 Blue Sky Laws. The Company will take all necessary action which may be required in qualifying or registering the Shares included in a registration statement for offer and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s); provided, that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction; provided, further, that the Company shall not be obligated to qualify or register the Shares in any state where the Company's shares are not already qualified or registered for offer and sale.

               5.3 Indemnification of Holders. The Company shall indemnify the Holder(s) of the Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement; provided, however, that the Company shall not be required to indemnify the Holders for any loss, claim, damage, expense or liability arising from any misstatement or omission of a material fact which is based on information furnished in writing by or on behalf of such Holders, or their successors or assigns, for inclusion in the registration statement. In addition, the Company shall not be obligated to indemnify the Holders for any loss, claims, damage, expense or liability arising from any misstatement or omission of a material fact where the Company shall have timely delivered to the Holders amendments or supplements of a registration statement or prospectus which correct such misstatement or omission of a material fact and the Holders fail to utilize such amendment or supplement in the offer and sale of the Shares.

               5.4 Indemnification of the Company. The Holders(s) of the Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns, for inclusion in such registration statement.

               5.5 Financial Statements. The Company as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the registration statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), shall make generally available to its securities holders, in the manner specified in Rule 158(b) under the Securities Act, and to the underwriter, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of section 11(a) of the Securities Act and Rule 158(a), which statement need not be audited unless required by the Securities Act, covering a period of at least 12 consecutive months after the effective date of the registration statement.

               5.6 Copies. The Company shall furnish to each Holder of Common Stock or Warrants such number of copies of the registration statement, each amendment thereto, the prospectus included in such registration (including each preliminary prospectus) and such other documents as such Holder any reasonably request in order to facilitate the disposition of the Shares owned by such Holder.

     6.     Further Assurances.
            ------------------
               At any time and from time to time after the date hereof, each party shall, without further consideration, execute and deliver to the other such other instruments or documents and shall take such other actions as the other may reasonably request to carry out the transactions contemplated by this Agreement.

     7.     Miscellaneous.
            -------------
     Any party may waive compliance by the other with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may not be modified or amended except in writing signed by both parties hereto. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, applicable to contracts made and to be performed in Delaware. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. This Agreement shall not be assignable by either party without the prior written consent of the other, such consent not to be unreasonably withheld. The rights and obligations contained in this Agreement are solely for the benefit of the parties hereto and are not intended to benefit or be enforceable by any other party, under the third party beneficiary doctrine or otherwise.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                 EXECUTION PAGE FOR SUBSCRIPTION BY INDIVIDUALS
            (not applicable to subscriptions by entities, Individual
                Retirement Accounts, Keogh Plans or ERISA Plans)

TOTAL SUBSCRIPTION AMOUNT $                                          .
                           ------------------------------------------
[ ]INDIVIDUAL OWNER                [ ]CUSTODIAN UNDER
  (One signature required below)      Uniform Gifts to Minors Act

[ ]JOINT TENANTS WITH RIGHT        ---------------------------------
  OF SURVIVORSHIP                  (Insert applicable state)
  (All tenants must sign below)    (Custodian must sign below)

[ ]TENANTS IN COMMON               [ ]COMMUNITY PROPERTY
  (All tenants must sign below)      (Both spouses in community property
                                     states must sign below)
Print information as it is to appear on the Company records.

------------------------------     ----------------------------------
(Name of Subscriber)              (Social Security or Taxpayer ID No.)

------------------------------

------------------------------     ----------------------------------
(Home Address)                    (Home Telephone)

------------------------------

------------------------------     ----------------------------------
(Business Address)                 (Business Telephone)

------------------------------     ----------------------------------
(Name of Co-Subscriber)           (Social Security or Taxpayer ID No.)

------------------------------

------------------------------     ----------------------------------
(Home Address)                    (Home Telephone)

------------------------------

------------------------------     ----------------------------------
(Business Address)                 (Business Telephone)

                                  SIGNATURE(S)
                                  -----------
Dated:______________, 1997.

(1)By:                           (2)  By:
      -----------------------            ----------------------------
   Signature of Authorized Signatory  Signature of Authorized Co-Signatory

   --------------------------            ----------------------------
   Print Name of Signatory and Title,  Print Name of Co-Signatory and Title,
          if applicable                    if applicable

ACCEPTED AND AGREED:
ECOTYRE TECHNOLOGIES, INC.

  By:                              Dated:                             , 1997.
      -----------------------            -----------------------------
    Name:
    Title:

                       (ACKNOWLEDGEMENT FOR INDIVIDUALS)


STATE OF                   :
                           :    ss:
COUNTY OF                  :

  On this _____________ day of ___________, 1997, before me, a notary public in and for the state and county aforesaid, personally appeared ___________________________, known to me to be the person(s) whose name(s) is
(are) subscribed to the foregoing Subscription Agreement and acknowledged that he, she or they executed the same.


                                             -----------------------------------
                                                       Notary Public

                   EXECUTION PAGE FOR SUBSCRIPTION BY ENTITIES

TOTAL SUBSCRIPTION AMOUNT $                                     .
                           -------------------------------------
[ ] EMPLOYMENT BENEFIT PLAN OR TRUST (including pension plan, profit sharing plan, other defined contribution plan and SEP)

[ ] IRA, IRA ROLLOVER OR KEOGH PLAN

[ ] TRUST (other than employee benefit trust)

[ ] CORPORATION (Please include certified corporate resolution authorizing signature)

[ ] PARTNERSHIP

[ ] OTHER

Print information as it is to appear on the Company records.

------------------------------     -------------------------------------
(Name of Subscriber)              (Taxpayer ID Number)

------------------------------     -------------------------------------
                                  (Plan number, if applicable)

------------------------------     -------------------------------------
(Address)                         (Telephone Number)

------------------------------------------------------------------------
Name and Taxpayer ID number of sponsor, if applicable

  The undersigned trustee, partner, corporate officer or fiduciary certifies that he or she has full power and authority from all beneficiaries, partners or shareholders of the entity named above to execute this Subscription Agreement on behalf of the entity and to make the representations, warranties and agreements made herein on their behalf and that investment in the Units has been affirmatively authorized by the governing board or body of such entity and is not prohibited by law or the governing documents of the entity.

                                  SIGNATURE(S)
                                  -----------
Dated:                     , 1997.
       --------------------
By:                                  By:
   -------------------------------       ---------------------------------------
Signature of Authorized Signatory  Signature of Required Authorized Co-Signatory

   -------------------------------       ---------------------------------------
   Print Name of Signatory               Print Name of Required Co-Signatory

   -------------------------------       ---------------------------------------
   Print Name of Signatory               Print Title of Required Co-Signatory

ACCEPTED AND AGREED:
ECOTYRE TECHNOLOGIES, INC.

By:                                      Dated:___________________________, 1997
   -------------------------------
  Name:
  Title:

                         (ACKNOWLEDGEMENT FOR ENTITIES)

STATE OF             :
                     : ss:
COUNTY OF            :

  On this ___________ day of _______, 1997, before me personally came _____________________ known to me, who, being by me duly sworn, did depose and say that he or she is the __________ of ___________________________________, the
entity described in and which executed the foregoing Subscription Agreement; that is was so affirmatively authorized by the governing board or body of such entity; and that he or she signed his or her name thereto by like order.


                                        ---------------------------
                                                Notary Public

                                     Annex A
                                     -------
                         INVESTOR SUITABILITY STANDARDS

  A purchase of the Units involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments. The offer, offer for sale, and sale of the securities are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D promulgated thereunder ("Regulation D"), and are intended to be exempt from the requirements of applicable state securities laws.

  The Units are being offered and sold only to up to thirty-five (35) "non-accredited investors" and to "accredited investors," as those terms are defined in Regulation D.

  Regulation D defines an "accredited investor" as follows:

     (1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is or either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose or acquiring the securities offered, with total assets in excess of $5,000,000;

     (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

     (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

     (8) Any entity in which all of the equity owners are accredited investors.

                                                                       Exhibit B

                        Qualified Purchaser Questionnaire



Purpose of this Questionnaire
-----------------------------
    The Units (the "Units") of EcoTyre Technologies Inc., a Delaware corporation (the "Company"), are being offered without registration under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, in reliance on the exemptions contained in Sections 3(b) and 4(2) of the Act and on similar exemptions under applicable state laws. Under Sections 3(b) and 4(2) and/or certain state laws, the Company may be required to determine that an individual, or an individual together with a "purchaser representative" or each individual equity owner of an investing entity meets certain suitability requirements before selling the Units to such individual or entity. THE COMPANY MAY, AT ITS ELECTION, NOT SELL THE UNITS TO A SUBSCRIBER WHO HAS NOT THOROUGHLY FILLED OUT A QUESTIONNAIRE. IN THE CASE OF AN INVESTOR THAT IS A PARTNERSHIP, TRUST OR CORPORATION, EACH EQUITY OWNER MUST COMPLETE A QUESTIONNAIRE. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy the Units or any other security.

Instructions

    One (1) copy of this Questionnaire should be completed, signed, dated and delivered to Vito Alongi,, c/o EcoTyre Technologies, Inc., 895 Waverly Avenue, Holtsville, New York 11742 (Telephone: (516) 289-4545) if you have any questions with respect to the Questionnaire.

PLEASE  ANSWER  ALL  QUESTIONS.  If the  appropriate  answer  is  "None" or "Not
Applicable," so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

    Your answers will be kept strictly confidential at all times; however, the Company may present this Questionnaire to such parties as it deems appropriate, including its counsel, in order to assure itself that the offer and sale of the Units will not result in a violation of the registration provisions of the Act or a violation of the securities laws of any state.

         1. Please provide the following personal information:

         Name_____________________ Age: _______

         Residence Address (including zip code):

         ---------------------------

         ---------------------------

         Telephone Numbers: Residence: ___________     Business: ____________

         Social Security or Federal Tax I.D. Number _________________________


         2. Please describe your present or most recent business or occupation and indicate such information as the nature of your employment, the principal business of your employer, the principal activities under your management or supervision and the scope (e.g., dollar volume, industry rank, etc.)
of such activities:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         3. Please provide the following information concerning your financial experience:

            3.1 Indicate by check mark which of the following categories best describes the extent of your prior experience in the areas of investment listed below:

                          Substantial      Limited         No
                          Experience      Experience    Experience
                          -----------     ----------    ----------
 Marketable Securities      _____           _____         _____

 Equity Securities for
 which no market exists     _____           _____         _____

 Limited Partnerships       _____           _____         _____

 Initial Public Offerings   _____           _____         _____

       3.2 Indicate by check mark whether you maintain any of the following types of accounts over which you, rather than a third party, exercise investment discretion, and the length of time you have maintained each type of account.

       Securities (cash): _____       _____    _____     Number of years: _____
                           Yes          No

       Securities (margin): _____     _____     Number of years: _____
                              Yes       No

       4. Please answer the following questions (If you are investing as an individual, please fill out section 4.1; otherwise, please fill out section 4.2):

       4.1  For Individuals:

            (a) Does your net worth1 (or joint net worth with your spouse, if greater) exceed $1,000,000?
            -----           -----
              Yes             No

            (b) Did you have an individual income2 in excess of $200,000 or joint income together with your spouse in excess of $300,000, in each of the two most recent years and do you reasonably expect to reach the same income level in the current year?
            -----           -----
              Yes             No

            (c) For New Jersey Residents Only: Did you have individual income in excess of $200,00 in each of the two most recent years and do you reasonably expect to reach the to reach the same level in the current year?
            -----           -----
              Yes             No

------------
1 For purposes hereof, net worth shall be deemed to include all of your assets, liquid or illiquid (including such items as home, furnishings, automobile and restricted securities) minus any liabilities (including such items as home mortgages and other debts and liabilities).

2 For purposes hereof, the term "income" is not limited to "adjusted gross income" as that term is defined for Federal Income Tax purposes, but rather includes certain items of income which are deducted in computing "adjusted gross income," For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source, including unearned income, is a fair measure of "income" for purposes hereof. For investors who are self-employed, "income" is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

4.2  For Corporations, Trusts, Pension Funds and other Non-Individuals, are you:

            (a) A bank as defined in section  3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors, as defined in Regulation D promulgated pursuant to the Act ("Regulation D"):

             -----           -----
              Yes             No

            (b) A private  business  development  company  as defined in section
             202(a)(22) of the Investment Advisers Act of 1940:

             -----           -----
              Yes             No

            (c) Any organization  described in Section 501(c)(3) of the Internal
             Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered with total assets in excess of $5,000,000:

             -----           -----
              Yes             No

            (d) Any  director,  executive  officer,  or  general  partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer:

             -----           -----
              Yes             No


            (e) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D:

             -----           -----
              Yes             No


            (f) Any  entity in which all of the  equity  owners  are  accredited investors, as defined in Regulation D:

             -----           -----
              Yes             No


            (g) If you  are a  corporation  that  has  its  principal  place  of business in California, do you have total assets in excess of $14,000,000 and were you not formed for the specific purpose of acquiring any Units?

             -----           -----
              Yes             No





 5. Check if appropriate:

 [ ] I hereby represent and warrant that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of any prospective investment in the Company.

       (If you checked this box, please skip item 6. If you are a resident of California, Florida or New York, please go to item 7. If you are a resident of another state, go directly to item 8.)

 6. If you did not check the box to Question 5, please answer the following additional questions:

       6.1 Please describe any preexisting personal or business relationship that you have with the Company or any of its officers and directors.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       6.2 Please describe any business or financial experience that you have had that would allow the Company to reasonably conclude that you are capable of protecting your interests in connection with your prospective investment in the Company. If none, so state:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       6.3 If your answer to question 6.2 above was "None," in order to evaluate the merits and risks of the investment, will you be relying upon the advice of any other person(s) who will be acting as your purchaser representative(s)?

             -----           -----
              Yes             No

            If "yes," please identify each such person and indicate his business address and telephone number in the space below. (Each such person must complete, and you must review and acknowledge, a separate Purchaser Representative questionnaire which will be supplied at your request and must be returned to the Company prior to the sale of any Units to you.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

7.        1.   For Residents of California:

          THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS QUESTIONNAIRE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 251000, 25102 OR 25105 OF THE
          CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THE SUBSCRIPTION AGREEMENT RELATING TO THESE SECURITIES ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


          2.   For Residents of Florida:

          WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA (EXCLUDING CERTAIN INSTITUTIONAL PURCHASERS DESCRIBED IN SECTION 517.061(7) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA ACT"), ANY SUCH SALE MADE PURSUANT TO SECTION 517.061(11) OF THE FLORIDA ACT SHALL BE VOIDABLE BY THE PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, OR AN AGENT OF THE ISSUER, OR AN ESCROW AGENT, OR
          WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.


          3.    For Residents of New York:

          THE UNDERSIGNED NEW YORK STATE RESIDENT UNDERSTANDS THAT THIS OFFERING HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK BECAUSE OF THE OFFEROR'S REPRESENTATIONS THAT THIS IS INTENDED TO BE A NON-PUBLIC OFFERING PURSUANT TO SEC REGULATION D, AND THAT IF ALL OF THE CONDITIONS AND LIMITATIONS OF THE SEC REGULATION ARE NOT COMPLIED WITH, THE OFFERING WILL BE RESUBMITTED TO THE ATTORNEY GENERAL FOR AMENDMENT EXEMPTION. I UNDERSTAND THAT ANY OFFERING LITERATURE USED IN CONNECTION WITH THIS OFFERING HAS NOT BEEN PRE-FILED WITH THE ATTORNEY GENERAL AND HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL .

          THE UNITS BEING PURCHASED FOR MY OWN ACCOUNT FOR INVESTMENT, AND NOT FOR DISTRIBUTION OR RESALE TO OTHERS. I AGREE THAT I WILL NOT SELL OR OTHERWISE TRANSFER THESE SECURITIES UNLESS THEY ARE REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. I REPRESENT THAT I HAVE ADEQUATE MEANS OF PROVIDING FOR MY CURRENT NEEDS AND POSSIBLE PERSONAL CONTINGENCIES, AND THAT I HAVE NO NEED FOR LIQUIDITY OF THIS INVESTMENT.

          IT IS UNDERSTOOD THAT ALL DOCUMENTS, RECORDS AND BOOKS PERTAINING TO THIS INVESTMENT HAVE BEEN MADE AVAILABLE FOR INSPECTION BY MY ATTORNEY AND/OR MY ACCOUNTANT AND/OR MY OFFEREE REPRESENTATIVE AND MYSELF, AND THAT THE BOOKS AND RECORDS OF THE ISSUER WILL BE AVAILABLE UPON REASONABLE NOTICE, FOR INSPECTION BY INVESTORS AT REASONABLE HOURS AT ITS PRINCIPAL PLACE OF BUSINESS.


                                      ---------------------------
                                      Acknowledged (Please initial)


 8. By signing this questionnaire, I hereby confirm the following statements:

       (a) I am aware that the offering of the Units pursuant to the accompanying Subscription Documents which I hereby acknowledge as received and reviewed, will involve securities for which no market currently exists, thereby requiring any investment to be maintained for an indefinite period of time, and I have no need to liquidate the investment.

       (b) I acknowledge that any delivery to me of any documentation relating to the Units prior to the determination by the Company of my suitability as an investor shall not constitute an offer of the Units until such determination of suitability shall be made, and I agree that I shall promptly return all such documentation to the Company upon request.

       (c) My answers to the foregoing questions are true and complete to the best of my information and belief, and I will promptly notify the Company of any changes in the information I have provided.

       (d) I also understand and agree that, although the Company will use its best efforts to keep the information provided in answers to this questionnaire strictly confidential, the Company may present this questionnaire and the information provided in answers to it to such parties as it may deem advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the private placement or if the contents thereof are relevant to any issue in any action, suit or proceeding to which the Company or its affiliates is a party or by which it or they are or may be bound.

       (e) I realize that this questionnaire does not constitute an offer by the Company or its affiliates to sell the Units but is merely a request for information.


            --------------------------         -------------------------
            Printed Name                       Spouse's Name
                                               (If purchasing jointly)
            --------------------------         -------------------------
            Signature                          Spouse's Signature
                                               (If purchasing jointly)
            --------------------------         -------------------------
            Social Security or Employee        Spouse's Social Security Number
            Identification Number              (If purchasing jointly)

 Date and Place Executed:

 Date:
       -----------------
 Place:
       -------------------------------

                                                                       Exhibit C


 These securities may not be publicly offered or sold unless at the time of such offer or sale, the person making such offer of sale delivers a prospectus meeting the requirements of the Securities Act of 1933 forming a part of a registration statement, or post-effective amendment thereto, which is effective under said act, or unless in the opinion of counsel to the Company, such offer and sale is exempt from the provisions of Section 5 of said Act.


                                  W A R R A N T


         For the Purchase of Common Stock, Par Value $.001 per Share of


                           ECOTYRE TECHNOLOGIES , INC.

             (Incorporated under the Laws of the State of Delaware)



                      VOID AFTER 5 P.M. SEPTEMBER 24, 1998
                 (unless otherwise extended as provided herein)


 No. ___                                            Warrant to Purchase
                                                    ___________ Shares


         THIS IS TO CERTIFY that, for value received, _________________ is entitled, subject to the terms and conditions set forth, until 5 P.M., New York City Time, on September 24, 1998, to purchase the number of shares set forth above of Common Stock, par value $.001 per share (the "Common Stock"), of VASOMEDICAL, INC., a Delaware corporation (the "Company"), from the Company at a purchase price per share of $_____ if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Section 2 hereof, and to receive a certificate or certificates representing the shares of Common Stock so purchased, upon presentation and surrender to the Company of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check payable to the order of the Company.

         1. The rights represented by this Warrant are exercisable at the option of the holder hereof in whole at any time, or in part from time to time, within the period above specified at the price specified on page 1 hereof. In case of the purchase of less than all the shares as to which this Warrant is exercisable, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

         2. Adjustments to Exercise Price and Number of Securities.
            ------------------------------------------------------
         2.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increase in the case of combination.

         2.2 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2, the number of Units issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Units issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         2.3 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         2.4 Merger or Consolidation. In case of any consolidation or the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant,  the kind and  amount of shares  of stock  and  other  securities  and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 2. The above provisions of this Subsection shall similarly apply to successive consolidations or mergers.

         3.   Registration Rights.
              -------------------
         3.1 (a) Demand Registration Rights. The Company agrees that it will, at the request of the Warrantholder, and at the Company's expense pursuant to subparagraph (b) of this Section, file with the Securities and Exchange Commission (sometimes the "SEC") and other appropriate commissions and agencies a registration statement on the appropriate forms under the Securities Act of 1933, as amended (the "Act" or the "Securities Act"), and such state, district or territorial securities laws as the Investors shall reasonably request, registering or qualifying the Common Stock underlying the Warrants for distribution or public offering, and the Company agrees to cause the above filings to become effective at the earliest practicable date and remain effective for no less than the longer of (x) nine months after such registration statement's effective date, or (y) sixteen months after the date of the most recently audited balance sheet of the Company filed as part of the registration statement's financial statements; provided, however, if the Warrantholder shall be required by the Company or any regulatory authority to discontinue the sale or disposition of any Underlying Stock registered pursuant to this paragraph for any period for any reason ("Discontinuance Period)", then the period of time during which the Company shall be required to maintain the registration statement effective shall be extended by an amount of time equal to such Discontinuance Period. If any registration statement requested to be filed pursuant to this Section is not promptly filed or is either withdrawn or fails to become effective for any reason, such request shall not be counted as a request under this Section.

         (b) Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, shall be borne by the Company whether or not any of the registration statements or notifications become effective, including fees with respect to filings required to be made with the SEC and National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws, and fees and disbursements of counsel for the Company and of independent certified public accountants of the Company, securities acts liability insurance if the Company so desires and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses").

         3.2  Indemnification Provisions.

              (i) Indemnification by Company. Whenever pursuant to this paragraph a registration statement or notification relating to the Underlying Stock is filed under the Act or any state "Blue Sky" securities law, or is amended or supplemented, the Company will indemnify and hold harmless the Warrantholder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Warrantholder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of the Company's breaching any of its obligations hereunder, or the inaccuracy of any of the Company's representations and warranties hereunder; and the Company will reimburse the Warrantholder and each underwriter for any legal or other expenses reasonably incurred by the Warrantholder or such underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Warrantholder for use in the preparation thereof.

         (ii) Indemnification by the Warrantholder. The Warrantholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed said registration statement or notification and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities that arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or that arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Warrantholder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by him or them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the maximum amount which may be recovered from the Warrantholder shall be limited to the amount of proceeds received by such person in said Registration Statement from the sale of the Underlying Stock.

         (iii) Notice of Claim. Promptly after receipt by an indemnified party under this paragraph (iii) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph (iii).

         (iv) Defense of Claim. If any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. If the indemnifying party determines that it cannot assume the defense of such action for any reason, the indemnifying party will pay all reasonable attorney's fees and disbursements incurred by the indemnified party in connection with such action. Nothing herein shall prevent the indemnified parties from retaining their own counsel at their own expense in connection with any such action. No indemnified party shall settle any claim or action without the prior written consent of the indemnifying party.

         4. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of the same class. The Company hereby represent and warrants that this Warrant has been duly authorized by the Company and has been validly executed and delivered by the Company and the Warrant constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) limitations upon the power of a court to grant specific performance or any other equitable remedy, and (c) a finding by a court of competent jurisdiction that the indemnification provisions herein are in violation of public policy. The Common Stock issuable upon exercise of this Warrant has been duly authorized and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; the Warrants and the Common Stock are not and will not be subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Warrants and the underlying Common Stock has bee duly and validly taken by the Company.

         5. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

         6. This Warrant is exchangeable upon the surrender hereof by the holder hereof to the Company for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender. This Warrant may be transferred in whole or in part to officers, directors, shareholders, partners or affiliates (as such term is defined in the Securities Act of 1934, as amended) of the holder.

         7. The Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to shareholders of the Company concurrently with the distribution thereof to such shareholders.

         8. Notices to be given to the holder of this Warrant shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, facsimile transmission, or if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. The address of the Company is 895 Waverly Avenue, Holtsville, New York 11742, and the Company shall give written notice of any change of address to the holder hereof.

         9. The Company consents to the jurisdiction of any court of the State of New York and of any federal court located in New York. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, by certified mail directed to the Company or, in the alternative, in any other form or manner permitted by law.

         10. This Warrant shall be governed, construed and interpreted under the laws of the State of New York without giving effect to the rules governing conflicts of law.

         11. This Warrant shall not be assignable without the written consent of the Company.





         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President and its seal affixed and attested by its Secretary.

 Dated: ____________


                                     ECOTYRE TECHNOLOGIES, INC.



                                     By:
                                          --------------------
 [Corporate Seal]                         PRESIDENT

 ATTEST:


-------------------------------
Secretary